EXHIBIT 10.1

Invibio® biomedical solutions Invibio LTD Technology Centre Hillhouse International Thornton Cleveleys. Lancashire FY5 4QD UK Tel. +44 (0)1253 866812 Tel +44 (0)1253 851458 info@invibio.com www.invibio.com
29th September 2014

LDR Medical
Technopole de L'Aube
BP 2-10 902
Troyes cedex 9
France

Dear Sirs,

Letter of Amendment in respect of Supply Agreement between Invibio Ltd. and LDR Medical dated January 31 2003 and subsequent Amendments (the "Agreement").

Following our discussions we are writing to confirm that pursuant to section 27.1 of the Agreement we have agreed to make the following amendment to the Agreement:

1.	Clause 3 of the Agreement shall be amended such that the Term of the Agreement shall be extended until the 1st of November 2014 inclusive.

All capitalized terms used in this Letter shall have the same meaning as when used in the Agreement.

This letter and all matters arising from or connected with it are governed by English Law.

Except as expressly provided in this letter of amendment, all other terms, conditions, and provisions of the Agreement shall continue in full force and effect as provided therein.

/s/ Nicola Shilton	/s/ Eric Vigneron
An authorised signatory for and on behalf of Invibio, Ltd.	An authorised signatory for and on behalf of LDR Medical

Name: Nicola Shilton	Name: Eric Vigneron
Position: Contracts Administrator	Position: Deputy General Manager
Date: September 29, 2014	Date: September 29, 2014